CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us under the heading “Financial Highlights” in this Registration Statement on Form N-1A of Alpine Income Trust.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
February 28, 2005